Exhibit 99.1

Signet Jewelers Completes Acquisition of R2Net

Signet to Create an Enhanced Jewelry Shopping Experience Integrated Across Its Online and Physical Platforms and All Retail Banners

HAMILTON, Bermuda – September 12, 2017 – Signet Jewelers Limited ("Signet") (NYSE: SIG), the world’s largest retailer of diamond jewelry, today announced that it has completed its acquisition of R2Net, the owner of fast-growing online jewelry retailer JamesAllen.com and Segoma Imaging Technologies. The acquisition brings together Signet’s leading jewelry retail platforms with R2Net’s world-class innovation capabilities and digital technology to accelerate Signet’s execution of its Customer-First OmniChannel strategy, while adding a fast-growing millennial online retail brand to Signet’s portfolio.

“We are pleased with the rapid completion of the R2Net acquisition, which supports our focus on enhancing OmniChannel consumer experience and building a culture of innovation and agility across our organization,” said Virginia C. Drosos, Chief Executive Officer of Signet. “This strategic acquisition will allow us to accelerate digital innovation and create an engaging and exciting shopping experience, seamlessly integrated across Signet’s physical and online retail platforms. Together with the R2Net team, we believe we can lead transformation in the jewelry sector by digitizing how we engage, communicate and serve consumers whenever and wherever they desire.”

JamesAllen.com’s sales grew by 2.5x in the last two years as consumers have embraced the company’s innovative technologies that bring simplicity, selection and overall value to the jewelry shopping process, including:

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360° HD Diamond Display Technology: Every diamond on JamesAllen.com is photographed with 15x or greater magnification in 360° HD, creating a seamless viewing experience for consumers to truly experience the diamond’s quality, shape, cut, color, clarity and sparkle.

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The Virtual Vault: The Virtual Vault is an advanced eCommerce platform that includes over 150,000 diamonds sourced from around the world, each displayed in an interactive 360° HD movie. The platform exponentially increases the number of diamonds that consumers can access in stores with the ability to manage inventory simultaneously across the store fleet.

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24/7 Customer Service: JamesAllen.com’s diamond experts are accessible online or via phone 24/7 to offer interactive customer service, including the first-ever real-time diamond inspection service where experts share their screen with customers.

Signet sees significant growth and value creation opportunities from the implementation of R2Net’s technology across its physical and online retail platforms. The implementation of select technologies will be designed to ensure no disruption during the Holiday season. The transaction is anticipated to be accretive to Signet’s earnings per share (“EPS”) in the first full year of operations.

In Fiscal 2018, R2Net is expected to contribute approximately $80 million to $90 million to revenue and 130 to 140 basis points to same store sales (“SSS”), while it will be neutral to EPS. Signet’s Fiscal 2018 guidance updated on August 24, 2017 includes costs associated with the R2Net transaction, which are estimated to have a ($0.10) impact on EPS. Going forward, R2Net’s financial results will be reported under Signet’s Sterling operating segment and will be included in the calculation of SSS.

As previously announced, R2Net brands will largely operate as an independent division of Signet under the leadership of Oded Edelman. In addition to this role, Mr. Edelman will become Chief Digital Innovation Advisor of Signet, reporting directly to Ms. Drosos and assuming responsibility for driving Signet’s digital innovation strategy.

Under the terms of the agreement, Signet paid $328 million in cash, subject to customary post-closing adjustments provided in the agreement. The transaction was financed with a term loan provided by JPMorgan Chase Bank, N.A., which is expected to be repaid in full by the end of fiscal 2018. As a sign of commitment to the long-term vision of Signet and R2Net, Mr. Edelman and the R2Net founders have agreed to invest a portion of their transaction proceeds in Signet shares.

About Signet Jewelers and Safe Harbor Statement:

Signet Jewelers Limited is the world's largest retailer of diamond jewelry. Signet operates approximately 3,600 stores primarily under the name brands of Kay Jewelers, Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples and Piercing Pagoda. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk,www.peoplesjewellers.com and www.pagoda.com.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including the costs and benefits of the transaction, including future financial and operating results, Signet’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, the risk that necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, risks that any of the closing conditions to the proposed transaction may not be satisfied in a timely manner, risks that financing may not be repaid in the expected time frame, the impact of hurricanes on Signet’s business, general economic conditions, regulatory changes following the United Kingdom’s announcement to exit from the European Union, a decline in consumer spending, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to customer credit, seasonality of Signet’s business, financial market risks, deterioration in customers’ financial condition, exchange rate fluctuations, changes in Signet’s credit rating, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, risks related to Signet being a Bermuda corporation, the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors, and our ability to successfully integrate Zale Corporation’s operations and to realize synergies from the transaction.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the “Risk Factors” section of Signet's Fiscal 2017 Annual Report on Form 10-K filed with the SEC on March 16, 2017. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

About R2Net

R2Net (conceived as "Rough Diamonds to Internet"), which owns JamesAllen.com, operates a robust e-commerce and supply chain platform that connects the entire span of the diamond industry’s ecosystem, including manufacturers, retailers and consumers. R2Net owns and operates four distinct brands: JamesAllen.com, Segoma, D-Market (Diamond Market) and Brio Animation Studio. R2Net provides highly magnified 360° HD images of diamonds to diamond polishers, and then displays them on its D-Market and JamesAllen.com platforms, allowing retailers, manufacturers and consumers to transact digitally without the high expenses and time delays associated with traditional brick & mortar alternatives.

JamesAllen.com, one of the fastest growing online retailers of engagement rings and loose diamonds, has grown its sales by more than 2.5x in the last two years as consumers have embraced the company’s use of technology to bring simplicity, selection, pricing transparency and overall value to the engagement ring shopping process. JamesAllen.com visitors can shop directly for the exact diamond they want and then design or customize their own personalized jewelry pieces. Using the company’s proprietary Diamond Display Technology, consumers can view each of the site’s 150,000+ conflict-free, fully certified loose diamonds, as well as hundreds of ring settings, in 360° HD and zoomed up to 40x. JamesAllen.com operates almost exclusively online, with the exception of its by-invitation-only showroom in New York City.

Contacts:

Investors:	James Grant, VP Investor Relations, Signet Jewelers, +1 (330) 668-5412

James.Grant@SignetJewelers.com

Media:	David Bouffard, VP Corporate Affairs, Signet Jewelers, +1 (330) 668-5369

David.Bouffard@SignetJewelers.com

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